Exhibit 99.1

NovaDel Signs Exclusive License and Distribution Agreement with
Rechon Life Science AB
to Manufacture and Commercialize Zolpimist® outside the US and Canada

Bridgewater, NJ – August 22, 2011 - NovaDel Pharma Inc. (OTC BB: NVDL), a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products, today announced its entry into an exclusive license and distribution agreement with Rechon Life Science AB to manufacture and commercialize Zolpimist® outside the United States and Canada.  Zolpimist is our oral spray formulation of zolpidem tartrate approved by the FDA in December of 2008.

Under the terms of the agreement, Rechon will assume responsibility for manufacturing and marketing Zolpimist outside the United States and Canada.  In addition, Rechon will pay a royalty on each unit shipped from Rechon’s manufacturing facility.  Under the terms of the agreement, Rechon is required to complete and submit a regulatory filing for Zolpimist in the European Union. In addition, Rechon is required to launch Zolpimist in at least three countries outside the European Union within 12 months.

Steven B. Ratoff, Chairman and CEO said, “This agreement expands the market opportunity for Zolpimist to the world outside the U.S. We believe that Rechon, with its relationships with pharmaceutical marketers around the globe, has the ability to build a solid position for Zolpimist in the market for prescription sleep aids.”

Roland Holmqvist, CEO of Rechon Life Science AB expressed that, “This license and distribution agreement is offering a great opportunity for a successful introduction of Zolpimist outside the United States and Canada. We look forward to this extended partnership with NovaDel and we are impressed with NovaDel’s efficient oral spray drug delivery technology as used in Zolpimist.” Rechon Life Science AB is a complete pharmaceutical company also providing manufacturing services for pharmaceutical and life sciences companies. To find out more about Rechon Life Science AB, visit the website at www.rechon.com.

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products.  The Company’s patented oral spray drug delivery technology seeks to improve the efficacy, safety, patient compliance, and patient convenience for a broad range of prescription pharmaceuticals.  NovaDel has two marketed products that have been approved by the FDA:  NitroMist® for the treatment of angina, and Zolpimist® for the treatment of insomnia.  NovaDel’s leading product candidate, Duromist®, is being developed for the treatment of erectile dysfunction.  The Company also has product candidates that target nausea, migraine headache and disorders of the central nervous system.  NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTC BB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to successfully commercialize the Company’s products, the successful completion of its clinical trials, including pilot pharmacokinetic feasibility studies, the successful completion of its preclinical studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its development programs and operations, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the period ended December 31, 2010 filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.  We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

Steven B. Ratoff
(908) 203-4640
Chairman, Chief Executive Officer and Interim Chief Financial Officer
NovaDel Pharma Inc.
sratoff@novadel.com